Exhibit 10.3

THIS VERIFICATION AGENT AGREEMENT dated as of June 7, 2007 (as amended from time to time, this “Agreement”), among GOAL CAPITAL FUNDING TRUST 2007-1, a Delaware statutory trust (the “Issuer”), GOAL FINANCIAL, LLC, a California limited liability company (the “Administrator”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as Verification Agent (the “Verification Agent”).

WITNESSETH:

WHEREAS, the Issuer and the Administrator have entered into an Administration Agreement dated as of June 7, 2007 (as the same may be amended from time to time, the “Administration Agreement”) among such parties and Wilmington Trust Company, as Delaware trustee (the “Delaware Trustee”), The Bank of New York Trust Company, N.A., as indenture trustee (the “Indenture Trustee”), and The Bank of New York Trust Company, N.A., as eligible lender trustee (the “Eligible Lender Trustee”), in connection with the issuance by the Issuer of its notes under an Indenture of Trust, dated as of June 7, 2007, by and among the Issuer, the Eligible Lender Trustee and the Indenture Trustee (together with any Supplemental Indentures and any amendments thereto made from time to time in accordance with their respective terms, the “Indenture”); and

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Capitalized terms defined in the Indenture and used but not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

Section 1. Duties of the Verification Agent. The Verification Agent agrees, from the date hereof, to perform such duties and only such duties set forth on Schedule I hereto. To the extent necessary, in performing such duties, the Verification Agent shall obtain information from sources other than the Administrator. In carrying out any of its obligations under this Agreement, the Verification Agent may act either directly or through agents, attorneys, accountants, independent contractors and auditors and enter into agreements with any of them and shall not be liable for the acts and omissions of such agents, attorneys, accountants, independent contractors and auditors appointed with due care.

The Verification Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the property party or parties.

It is hereby understood and agreed by the parties hereto that the Verification Agent shall rely solely on information provided to it by the Administrator or appropriate third party sources in performing its duties as set forth in this Agreement and that the Verification Agent shall have no obligation to monitor the performance of the Administrator. The parties hereto further agree that the Verification Agent shall have no liability in connection with the performance of the Administrator under this Agreement or the Indenture.

Section 2. Information Provided by Issuer. Not later than three (3) Business Days prior to each Monthly Allocation Date and each Distribution Date, the Issuer shall deliver to the Verification Agent the applicable Servicer’s Report and the applicable Issuer Order in order to enable the Verification Agent to perform its duties pursuant to Section 1 hereof.

Section 3. Indemnification. In performing its duties hereunder, except as otherwise provided herein, the Verification Agent shall be entitled to the same indemnities, and held to the same standard of care, as is the Trustee under the Indenture.

Section 4. Compensation. For so long as the Verification Agent is also acting as the Trustee under the Indenture, the Verification Agent shall waive the separate fee otherwise payable to the Verification Agent under this Agreement.

Section 5. Additional Information to be Furnished. The Administrator, on behalf of the Issuer, shall promptly furnish to the Verification Agent such additional information regarding the Trust Estate as the Verification Agent shall reasonably request for purposes of performing its obligations hereunder.

Section 6. Term of Agreement; Resignation and Removal of Verification Agent.

(a) This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

(b) Subject to Section 6(d) hereof, the Verification Agent may resign its duties hereunder by providing the Issuer, the Eligible Lender Trustee, the Delaware Trustee, the Indenture Trustee and the Administrator with at least 60 days’ prior written notice.

(c) Subject to Section 6(d) hereof, the Issuer may remove the Verification Agent without cause by providing the Verification Agent with at least 60 days’ prior written notice.

(d) No resignation or removal of the Verification Agent pursuant to this Section shall be effective until (i) a successor Verification Agent shall have been appointed by the Issuer and (ii) such successor Verification Agent shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Verification Agent is bound hereunder; provided, however, that the Verification Agent may petition a court of competent jurisdiction to appoint a successor Verification Agent.

(e) The appointment of any successor Verification Agent shall be effective only if each Rating Agency shall have been given at least 10 days’ prior notice of such proposed appointment, and a Rating Confirmation shall have occurred with respect to such appointment.

Section 7. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Delaware Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it; (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and

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intended for the purpose of binding only the Issuer; (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto; and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related document.

Section 8. Notices. Any notice, report or other communication given hereunder shall be in writing (which includes facsimile or other electronic communications that produce a written image) and addressed as follows:

If to the Issuer:	Goal Capital Funding Trust 2007-1 c/o Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 19890 Attention: Jeanne Oller Facsimile: (302) 636-4140 E-Mail: joller@wilmingtontrust.com

With a copy to the Administrator at the address determined below

If to the Administrator:	Goal Financial, LLC 9477 Waples Street, Suite 100 San Diego, California 92121 Attention: Seamus Garland Facsimile: (858) 452-6648 E-Mail: sgarland@goalfinancial.net

If to the Verification Agent:	The Bank of New York Trust Company, N.A. 10161 Centurion Parkway Jacksonville, Florida 32256 Attention: Nathan Turner Facsimile: (904) 645-1931 E-Mail: nturner@bankofny.com or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand delivered to the address of such party as provided above.

Section 9. Amendments. This Agreement may be amended from time to time by the parties hereto so long as a Rating Confirmation has occurred with respect to such amendment. The Verification Agent shall not be required to enter any amendment which affects its own rights, duties or obligations hereunder.

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Section 10. Successors and Assigns. This Agreement may not be assigned by the Verification Agent unless such assignment is previously consented to in writing by the Issuer and the Indenture Trustee, unless each Rating Agency shall have been given at least 10 days’ prior notice of, and a Rating Confirmation has occurred with respect to, such assignment. An assignment in accordance with the preceding sentence, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Verification Agent is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Verification Agent without the consent of the Issuer or the Indenture Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Verification Agent; provided that such successor organization executes and delivers to the Issuer an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of the assignment in the same manner as the Verification Agent is bound hereunder, and each Rating Agency shall have been given 10 days’ prior notice of, and a Rating Confirmation shall have occurred with respect to, such assignment. Subject to the foregoing, this Agreement shall bind any such permitted successors or assigns of the parties hereto.

Section 11. Governing Law. THIS VERIFICATION AGENT AGREEMENT SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 12. Consent to Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS VERIFICATION AGENT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF THIS VERIFICATION AGENT AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

Section 13. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 14. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

Section 15. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Section 16. Entire Agreement. This Agreement embodies and constitutes the entire understanding between the parties with respect to the transactions contemplated by this Agreement, and all prior or contemporaneous agreements, understandings, representations and statements between the parties, written or oral, are merged into and superseded by this Agreement.

Section 17. Additional Covenant of Verification Agent. The Verification Agent, by the execution of this Agreement, covenants, represents and agrees that it will comply with each covenant, agreement or undertaking set forth in the Securitization Cooperation Annex attached to and incorporated in this Agreement.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

GOAL CAPITAL FUNDING TRUST 2007-1

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Delaware Trustee

By:	/s/ J. Christopher Murphy
Name:	J. Christopher Murphy
Title:	Financial Services Officer

S-1	Verification Agent Agreement (Goal Capital Funding Trust 2007-1)

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Verification Agent

By:	/s/ Nathan E. Turner
Name:	Nathan E. Turner
Title:	Assistant Treasurer

S-2	Verification Agent Agreement (Goal Capital Funding Trust 2007-1)

GOAL FINANCIAL, LLC,
as Administrator

By:	/s/ Seamus Garland
Name:	Seamus Garland
Title:	CFO, Senior Vice President, Secretary & Treasurer

S-3	Verification Agent Agreement (Goal Capital Funding Trust 2007-1)

SCHEDULE I

DUTIES OF VERIFICATION AGENT

Prior to each Monthly Allocation Date and each Distribution Date, the Verification Agent shall deliver to the Indenture Trustee a certificate certifying as to (a) whether the items set forth below with respect to each such date are accurately reflected in the applicable Monthly Servicer Report and the applicable Issuer Orders and (b) whether, to the extent applicable, such items are calculated in accordance with the Indenture:

(1)	the amounts payable on such Monthly Allocation Date or Distribution Date, as applicable, pursuant to Section 5.04 of the Indenture (or, in the event of a continuing Event of Default, Section 6.02 of the Indenture);

(2)	the summary of the Outstanding Amounts of each Class of Notes;

(3)	the aggregate principal balances of the Financed Eligible Loans and the change in such aggregate principal balances since the previous Collection Period;

(4)	the “weighted-average coupon” calculation, which shall be the following until such time as the Administrator notifies the Indenture Trustee in writing that such calculation has been modified: for two or more borrowers, (i) the sum for all such borrowers of the product of the interest rate with respect to each loan and the principal balance of such loan, divided by (ii) the sum of the principal balances with respect to such borrowers; and

(5)	the balance of the Reserve Fund and any change in such balance since the previous Collection Period.

ANNEX A

SECURITIZATION COOPERATION ANNEX

This Annex forms a part of the Verification Agent Agreement dated as of June 7, 2007 (the “Agreement”) among Goal Capital Funding Trust 2007-1 (the “Issuer”), Goal Financial, LLC (the “Administrator”) and The Bank of New York Trust Company, N.A., as verification agent (the “Verification Agent” or “BNYTC”). Capitalized terms used but not defined in this Annex A shall have the meanings assigned to them in Exhibit A hereto and, if not defined therein, in the Agreement.

(1) Verification Agent Duties.

(a) For as long as the Issuer is subject to Exchange Act reporting requirements, the Verification Agent shall notify the Issuer within three (3) Business Days of the related Distribution Date (i) of any legal proceedings pending against the Verification Agent of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Verification Agent shall become (but only to the extent not previously disclosed) at any time an affiliate (as contemplated in Item 1119 of Regulation AB) of any of the parties listed on Exhibit C to this Annex, together with a description thereof.

(b) Each of the parties to the Verification Agent Agreement acknowledges and agrees that the purpose of this Annex is to facilitate compliance by Goal and the Verification Agent with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance from the Commission, convention or consensus among active participants in the asset-backed securities markets, or otherwise in respect of the requirements of Regulation AB and (c) the parties shall comply with reasonable requests made by Goal or the Verification Agent for delivery of additional or different information, to the extent such information is available or reasonably attainable, as Goal or the Verification Agent may determine in good faith is necessary to comply with the provisions of Regulation AB.

(2) Indemnification.

(a) The Verification Agent agrees to indemnify and hold harmless the Issuer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against, any and all claims, losses, liabilities, damages or expenses of any nature resulting solely from or directly related to (i) any untrue statement of a material fact contained in the Verification Agent Information or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent,

Annex A-1

that such untrue statement, alleged untrue statement, omission or alleged omission was contained in or omitted from the information furnished in writing to Goal by the Verification Agent specifically for use in any of the Securitization Documents which shall be limited to the Verification Agent Information.

(b) The Issuer agrees to indemnify and hold harmless BNYTC and its officers, directors, shareholders, employees, agents and each Person, if any, who controls BNYTC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against, any and all claims, losses, liabilities, damages or expenses (including reasonable fees and expenses of attorneys) of any nature resulting from or directly related to (i) any untrue statement of a material fact contained in any of the Securitization Documents, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Goal Information.

(c) In no event will BNYTC be liable for special, indirect or consequential damages relating to this Annex.

(3) This Annex shall survive any termination of the Verification Agent Agreement or the resignation or removal of BNYTC as Verification Agent with respect to any liability or obligation of the Verification Agent arising prior to such termination, resignation or removal; it being understood that the Verification Agent shall be required to provide any information reasonably requested by Goal pursuant to this Annex relating to any period during which BNYTC was acting as Verification Agent, regardless of whether BNYTC shall be acting as Verification Agent at the time of such request.

Annex A-2

Exhibit A

DEFINITIONS

As used in this Annex, the following terms shall have the following meanings:

“Commission” means, collectively, the Securities and Exchange Commission and any successor agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Goal” means, collectively, the Issuer, Goal Capital Funding, LLC and Goal Financial, LLC, a California limited liability company.

“Goal Information” means all information in any Securitization Document, or any amendment or supplement thereto, other than the Trustee Information.

“Agreement” is defined in the preamble to this Annex.

“Issuer” is defined in the preamble to this Annex.

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123 and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization” means any (i) financing transaction or securities offering that is payable from or secured, directly or indirectly, by all or a portion of the Financed Eligible Loans, (ii) sale or other transfer of all or a portion of the Financed Eligible Loans or (iii) other securitization, secured loan, financing or similar transaction involving all or a portion of the Financed Eligible Loans.

“Securitization Document” means any transaction document or any prospectus, offering document, term sheet, computational material or other information filed with the Commission or delivered to any rating agency, trustee, investor or other participant in connection with or during the term of a Securitization, including (without limitation) any reports under the Exchange Act.

“Verification Agent Information” means any information in any Securitization Document describing or relating to the Verification Agent or any information delivered by the Verification Agent to Goal pursuant to this Annex.

Annex A-3

Exhibit B

The verification agent is The Bank of New York Trust Company, N.A., a national banking association organized under the laws of the United States. It maintains a corporate trust office at 10161 Centurion Parkway, Jacksonville, Florida 32256. The Bank of New York Trust Company, N.A. is currently serving as verification agent for two securitization transactions involving student loans.

Annex A-4

Exhibit C

ACS Education Services, Inc.

Great Lakes Educational Loan Services, Inc.

Wilmington Trust Company

Goal Financial, LLC

Goal Capital Funding, LLC

Goal Capital Funding Trust 2007-1

Higher Education Funding I, LLC

Higher Education Funding II, LLC

Higher Education Funding III, LLC

Massachusetts Higher Education Assistance Corporation d/b/a American Student Assistance

Education Credit Management Corporation

Great Lakes Higher Education Guaranty Corporation

Annex A-5